Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-212348) pertaining to the Union Retirement Savings Plan of Fortive Corporation of our report dated June 15, 2018, with respect to the financial statements and schedule of the Fortive Union Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Seattle, Washington
June 15, 2018